      As filed with the Securities and Exchange Commission on July __, 2001

                                                 REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                    SLI, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                   ----------

                  OKLAHOMA                                   73-1412000
      (State or Other Jurisdiction of                     (I.R.S. Employer
       Incorporation or Organization)                    Identification No.)

             500 CHAPMAN STREET
            CANTON, MASSACHUSETTS                               02021
  (Address of Principal Executive Offices)                   (Zip Code)


                                   ----------

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)


                                   ----------

                                 FRANK M. WARD
                                   PRESIDENT
                                   SLI, INC.
                               500 CHAPMAN STREET
                           CANTON, MASSACHUSETTS 02021
                     (Name and Address of Agent for Service)

                                 (781) 828-2948
          (Telephone Number, Including Area Code, of Agent for Service)


                                   ----------

                    PLEASE SEND COPIES OF COMMUNICATIONS TO:

                               LINA ANGELICI, ESQ.
                           SCHIFINO & FLEISCHER, P.A.
                        ONE TAMPA CITY CENTER, SUITE 2700
                              TAMPA, FLORIDA 33602
                                 (813) 223-1535


                                   ----------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                              PROPOSED            PROPOSED
                                          AMOUNT             MAXIMUM             MAXIMUM           AMOUNT OF
      TITLE OF EACH CLASS OF               TO BE          OFFERING PRICE         AGGREGATE        REGISTRATION
    SECURITIES TO BE REGISTERED         REGISTERED(1)       PER UNIT(2)      OFFERING PRICE(2)         FEE
----------------------------------------------------------------------------------------------------------------
   Common Stock, $.01 Par Value       1,000,000 Shares          $7.23           $7,230,000.00        $1,808.00
================================================================================================================

(1) The amount being registered includes an indeterminate number of shares of Common Stock which may be issuable as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in accordance with Rule 416(a) under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange, on June 28, 2001, namely $7.23.


================================================================================

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     By this reference, the following documents filed or to be filed by SLI, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated into and made a part of this Registration
Statement:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Commission on April 2, 2001.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 2001, as filed with the Commission on May 16, 2001.

     3. The Company's Definitive Proxy Statement for the 2001 Annual Meeting of Shareholders, as filed with the Commission on May 3, 2001.

     4. The Company's Current Report on Form 8-K, as filed with the Commission on June 11, 2001.

     5. The description of the Company's Common Stock set forth on page 43 of the Company's Prospectus dated June 29, 1999, which was a part of the Company's Registration Statement on Form S-1/A (Registration Statement No. 333-49287), as filed with the Commission under the Securities Act of 1933, as amended.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1943, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable. The Company's Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Oklahoma corporate statutes provide, in general, that a business corporation has the power to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action, he or she had no reasonable cause to believe his or her conduct was unlawful). In the case of proceedings by or in the right of the corporation, an Oklahoma corporation may indemnify any person who is or was a director, officer, employee or agent of the corporation who was or is a party to any such derivative proceeding, for expenses (including attorney's fees), except where such person has been adjudged to be liable to the corporation, unless otherwise ordered by the court in which the such action or suit was brought. To the extent a present or former director or officer has been successful on the merits, he or she shall be indemnified against expenses, including attorney's fees. An Oklahoma corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity for any other entity or enterprise.

     The Company's By-Laws include the following provisions relating to indemnification:

                                   ARTICLE VII
                     INDEMNIFICATION OF DIRECTORS, OFFICERS
                      AND OTHER AUTHORIZED REPRESENTATIVES

     SECTION 7.01. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN THIRD PARTY PROCEEDINGS. To the maximum extent not prohibited by law, the Corporation shall indemnify any person who was or is an "authorized representative" of the Corporation (which shall mean for purposes of this Article a director or officer of the Corporation, or a person serving at the request of the corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other business enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (which shall include for purposes of this Article attorney's fees and expenses), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with to any criminal third party proceeding (which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

     SECTION 7.02. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN CORPORATE PROCEEDINGS. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action or suit by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that a court of competent jurisdiction shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to be indemnified to the extent such court shall order.

     SECTION 7.03. MANDATORY INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third party proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified Against expenses actually and reasonably incurred by such person in connection therewith.

     SECTION 7.04. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification under Section 7.01, 7.02, or 7.03 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standards of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

     (1) By the Board of Directors by a majority of a quorum consisting of Directors who were not parties to such third party or corporate proceeding; or
     (2) If such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or
     (3)  By the shareholders.

     SECTION 7.05. ADVANCING EXPENSES. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding as authorized in the manner provided in Section 7.04 of this Article upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

     SECTION 7.06. EMPLOYEE BENEFIT PLANS. For purposes of this Article, the Corporation shall be deemed to have requested an authorized representative to serve an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an authorized representative with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     SECTION 7.07. SCOPE OF ARTICLE. The indemnification of and advancement of expenses to authorized representatives, as authorized by this Article, shall (1) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any stature, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity, (2) continue as to a person who has ceased to be an authorized representative and
(3) inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7.08. RELIANCE ON PROVISIONS. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

     SECTION 7.09. INSURANCE. The Corporation may but shall not be obligated to purchase and maintain insurance at its expense on behalf of any person who is or was an authorized representative against any liability asserted against him in such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     Registrant hereby undertakes to make, in a timely manner, all changes required by the IRS in order to maintain qualification of the Plan.

         EXHIBIT NO.         DESCRIPTION OF EXHIBITS
         -----------         -----------------------
           4.1(1)            2000 Employee Stock Purchase Plan.
           4.2(2)            Amended and Restated Certificate of Incorporation of the Company.
           4.3(3)            By-Laws of the Company.
           4.4(3)            Specimen of Certificate of the Registrant's Common Stock, par value
                             $.01 per share.
           5.1(1)            Opinion of Crowe & Dunlevy, P.C.
           23.1(1)           Consent of Crowe & Dunlevy, P.C., appears in its opinion filed as Exhibit 5.1 hereto.
           23.2(1)           Consent of Ernst & Young LLP.
           23.3(1)           Consent of Hards Pearson.

--------------------
           (1)    Filed herewith.
           (2) Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1,
                  File No. 333-49287.
           (3) Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File
                  No. 33-90416.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Massachusetts, on this 2nd day of July, 2001.

                                      SLI, INC.
                                      (Registrant)

                                 By:  /s/ Frank M. Ward
                                      ----------------------------------
                                      Frank M. Ward
                                      Chairman of the Board,
                                      Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                                   TITLE                              DATE
     ---------                                   -----                              ----
/s/ Frank M. Ward                 Chairman of the Board of Directors
-----------------------------           Chief Executive Officer                July 2, 2001
Frank M. Ward                                  President


/s/ Fredrick B. Howard
-----------------------------                  Director                        June 30, 2001
Fredrick B. Howard


/s/ Richard F. Parenti                 Vice President - Finance
-----------------------------          Chief Accounting Officer                June 29, 2001
Richard F. Parenti                             Secretary


/s/ Donald S. Dewsnap                                                          July 2, 2001
-----------------------------                  Director
Doanld S. Dewsnap

/s/ Maurice B. Hare
-----------------------------                  Director                        June 29, 2001
Maurice B. Hare



-----------------------------                  Director
Andy Smith


/s/ John A. Booker
-----------------------------                  Director                        June 30, 2001
John A. Booker


/s/ Fredrick C. Kundahl
-----------------------------                  Director                        July 2, 2001
Fredrick C. Kundahl

                                  EXHIBIT INDEX

         EXHIBIT NO.         DESCRIPTION OF EXHIBITS
         -----------         -----------------------
           4.1(1)            2000 Employee Stock Purchase Plan.
           4.2(2)            Amended and Restated Certificate of Incorporation of the Company.
           4.3(3)            By-Laws of the Company.
           4.4(3)            Specimen of Certificate of the Registrant's Common Stock, par value
                             $.01 per share.
           5.1(1)            Opinion of Crowe & Dunlevy, P.C.
           23.1(1)           Consent of Crowe & Dunlevy, P.C., appears in its opinion filed as Exhibit 5.1 hereto.
           23.2(1)           Consent of Ernst & Young LLP.
           23.3(1)           Consent of Hards Pearson.

---------------------
           (1)    Filed herewith.
           (2) Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 333-49287.
           (3) Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 33-90416.